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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
                              411 108th AVENUE N.E.
                                   SUITE 1800
                         BELLEVUE, WASHINGTON 98004-5584

                               September 4, 2003

Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut  06810-5120

Ladies and Gentlemen:

We have acted as special counsel to Penwest Pharmaceuticals Co. (the "Company"), in connection with the transactions contemplated by the Securities Purchase Agreement dated as of August 1, 2003 by and between the Company and the persons listed on Exhibit A thereto and the Securities Purchase Agreement dated as of August 4, 2003 by and between the Company and the persons listed on Exhibit A thereto (collectively, the "Agreements"). We issue this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), which the Company is filing with the Securities and Exchange Commission for the resale of up to 3,009,314 shares of Common Stock, $0.001 par value ("Common Stock"), consisting of 2,507,762 shares of Common Stock (the "Shares") issued and sold pursuant to the Agreements and 501,552 shares of Common Stock (the "Additional Shares") issuable on exercise of additional investment rights ("Rights") issued and sold pursuant to the Agreements. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

Based on and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and are validly issued, fully paid and nonassessable and (ii) the Additional Shares have been duly authorized and, upon the due execution by the Company and registration by its registrar of the Additional Shares, the sale thereof by the Company and the receipt of consideration therefor in accordance with the terms of the Rights, the Additional Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm, in the prospectus of the Registration Statement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

VERY TRULY YOURS,

PERKINS COIE LLP